EXHIBIT 10.25

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into on December _____, 1999 among IFS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New York (the "Buyer"); GLOBAL INSIGHT GROUP, LTD., a corporation organized and existing under the laws of the United Kingdom (the "Company"), and DAVID STANLEY COLE, GEOFFREY ALAN DOWN and GEOFFREY LENNOX DURHAM (collectively, the "Sellers") and IFS INTERNATIONAL INC a corporate organized and existing under the laws of Delaware ("IFS").

                                    RECITALS:

          A. The Company is engaged in the business of providing consulting services, business and technical support to the card payment industry, including strategic consulting, software selection, implementation and development services, and training.

          B. The Company and its subsidiaries use certain premises located at Collingwood House, Schooner Court, Crossways, Dartford, Kent, United Kingdom DA2 6QQ.

          C. Sellers desire to sell and convey all of the issued and options on the outstanding stock of the Company (the "Shares") to Buyer, and the Buyer desires to purchase such Shares, all in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in view of the "Recitals" and in consideration of the promises, covenants, representations and warranties contained herein, the parties agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         1.1 For purposes of this Agreement, the following terms are defined terms and shall have the meanings set forth below:

          "Affiliate" means, with respect to any entity, all directors and officers of such entity, all persons and entities controlling, controlled by or under common control with such entity and all directors and officers of Affiliates.

         "Agreement" refers to this entire Agreement, including the exhibits, schedules and certificates referred to herein.

         "Assets" means all of the tangible and intangible property of The Company of every kind and description, wherever located, including, without limitation, the Intellectual Property and the Business Records.

         "Business Records" means all records, information, files and papers of the Company, including, without limitation, client reports, functional specifications, recorded knowledge, surveys, manuals, catalogues, research data, formulae, inventions, processes, proprietary information, know-how, technical data, performance data, trade and business secrets, sales data and other information relating to the consulting services of the Company, all art work, photographs, slides, color separations, plates and other back-up material relating  to  brochures,  literature  and similar  materials,  and all sales and advertising materials, customer and supplier lists, including addresses, telephone numbers and principal contacts, other customer and supplier records and files, sales and purchase correspondence, sales reports, personnel records and books of account.

         "Change In Control" shall mean an acquisition of control by an acquiring person or persons where, immediately after the acquisition of the Buyer or IFS, such acquiring person(s) holds beneficial ownership of more than fifty percent (50%) of the total combined voting power of the Buyer's or IFS' then outstanding voting securities.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date on which the Closing takes place.

         "Consideration Shares" shall mean all shares of IFS common stock to be issued to the Sellers as consideration for the sale of their Shares in the Company, including any "Buy-out Shares" issued under the provisions of Subsection 3.1(b) and any "Earn-out Shares" issued under subsection 3.1(c) of this Agreement.

         "Government Entity" means any country, state, province, or local or municipal government, or any court of competent jurisdiction, administrative agency or commission, board, bureau or other governmental authority or instrumentality.

         "IFS" means the Buyer's parent company known as IFS International Inc., a corporation organized and existing under the laws of the State of Delaware.

         "including" means including, without limitation.
          ---------

         "Intellectual Property" means all rights, if any, in all United Kingdom and foreign trademarks (common law and registered) and service marks, trademark and service mark registrations and applications, trade names, copyrights, copyright registrations, proprietary technology, trade secrets, know-how, licenses, computer software, inventions used by the Company in conducting its business.

         "Inter-Company Work" means any work performed for Buyer that is directly funded by Buyer. But for the avoidance of doubt, directly funded work does not include work commissioned by a customer of the Buyer.

          "knowledge of the Company" means the knowledge after reasonable inquiry of any director of the Company. ------------------------

          "knowledge of Buyer" means the knowledge after due inquiry of any director of Buyer or IFS. ------------------

         "material" means, when used in connection with the Company, Sellers or Buyer, means material to the business, financial condition or results of operations of such party and any of its subsidiaries taken as a whole, and the term "materially" has a correlative meaning.

         "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

         "receivables" means all trade accounts receivable and other receivables of the Company existing on the Closing Date.

1.2 Index of Definitions. Other definitions are set forth in the various sections or subsections to which they apply. Set forth below is a list or index of those definitions which are used generally throughout this Agreement, with a reference to the section or subsection in which such terms are defined:

     Buy-out Shares -ss.3.1(b) Company Material Adverse Effect -ss.4.4 Contracts -ss.4.5 Earnings -ss.3.1(d) Earn-out Shares - ss. 3.1(c) Financial Statements - ss.4.8 force majeure - ss.13.9 Law - ss.4.16 Lien - ss.4.4 Notice - ss.12.4 Order - ss.4.16 Return - ss.4.12 Shares - Recital C "Tax" and "Taxes" - ss.4.12

                                    ARTICLE 2

                         PURCHASE AND SALE OF THE SHARES

2.1 On the terms and subject to the conditions of this Agreement, each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from such Seller, the Shares owned by such Seller. The basic provisions concerning the purchase price, adjustments thereto and payment terms are set forth in Article 3 hereof.

2.2 If any Seller shall fail or refuse to deliver any of the Shares to be sold hereunder, such failure or refusal shall not relieve the other Sellers of any obligation under this Agreement, and the Buyer, at its option and without prejudice to its rights against the defaulting Seller, may either
     (i) terminate its obligations under this Agreement, or (ii) purchase the remaining Shares which it is entitled to purchase hereunder, with an appropriate pro-rata adjustment of the purchase price.

2.3 Closing. The Closing of the purchase and sale of the Shares shall be on or before 31st December 1999 after Buyer completes its due diligence investigation as referenced in section 7.1, unless the Sellers and the Buyer mutually agree in writing to extend such deadline. The Closing may be accomplished via exchange of documents transmitted via courier and/or facsimile, unless the parties mutually agree to an in-person closing.

2.4  Instruments of Transfer.

          (a) Delivery of Certificates. Each Seller shall deliver or cause to be delivered to Buyer certificates representing the Shares to be sold by such Seller hereunder, together with the duly completed deed of transfer of such shares in the correct form and waives any pre-emption rights he may have relating to the shares.

          (b) Further Assurances. At any time after the Closing, at the Buyer's request and without further consideration, the Sellers shall forthwith execute and deliver such other and further instruments of sale, transfer, conveyance and assignment, and take such actions as in the Buyer's reasonable opinion may be necessary to complete, perfect or more effectively assign, transfer and deliver to the Buyer, and to confirm the Buyer's title to, the Shares, or to otherwise put the Buyer in actual possession and operating control of the business and Assets of the Company, and to assist the Buyer in exercising all rights with respect thereto.

                                    ARTICLE 3

                           PURCHASE PRICE; ADJUSTMENTS

3.1 Purchase Price. The purchase price to be paid in consideration for all Shares to be sold and conveyed hereunder consists of the following:

          a. IFS Stock to be Issued at Closing. At Closing, Buyer shall deliver to the Sellers three (3) shares of the common capital stock of IFS. The IFS shares to be issued at Closing shall be fully paid and nonassessable shares.

          b. Additional Contingent Payment (the Buy-out Shares). In addition to the base number of IFS shares to be issued at Closing, the Sellers will receive additional shares of IFS common stock, based upon the performance and any other activities of the Company after the Closing. IFS shall issue to the Sellers shares having a value equal to four (4) times the Earnings realized from operation of the Company's business during calendar year 2000. Refer to subsection 3.1(d) for the definition of "Earnings", subsection 3.1(f) for terms relating to the manner of valuing the IFS shares, to subsection 3.1(g) for the cap or maximum limit on all amounts to be paid as consideration for purchase of the Shares, and to subsection 3.1(h) for procedures governing issuance.

          c. Three Year Earn-Out (the Earn-out Shares). In addition to the shares issued pursuant to subsection 3.1b, the Sellers will receive additional shares of IFS common stock based upon the performance of the Company during the three (3) calendar years 2000, 2001 and 2002 (such shares to be known as the "Earn-out Shares"). There shall be three separate potential issuances of Earn-out Shares, the first being based upon the Earnings realized from the operation of the Company during calendar year, 2000, the second being based upon the Earnings realized from operation of the Company during calendar year, 2001, and the third being based upon the Earnings realized from the operation of the Company during calendar year, 2002. Refer to subsection 3.1(d) for the definition of "Earnings", to subsection 3.1(e) for the earn-out formula, subsection 3.1(f) for terms relating to the manner of valuing the IFS shares, to subsection 3.1(g) for the cap or maximum limit on all amounts to be paid as consideration for purchase of the Shares, and to subsection 3.1(h) for procedures governing issuance.

          d. Definition of Earnings. For purposes of calculating the Consideration Shares to be issued to Sellers under Subsections 3(b) and 3(c), the term "Earnings" shall mean the pre-tax profits of the Company, less the net profits allowance determined in accordance with the requirements of, and subject to the adjustments set forth in this subsection 3.1d. The parties agree that the Earnings of the Company shall be computed in the following manner:

               (i) Initial Calculation of Pre-Tax Profits. The Company's accountant shall calculate the pretax profits of the Company in accordance with the law and applicable accounting standards, principles and practices generally accepted in the United Kingdom.

               (ii) No Overhead Allocation. In determining pre-tax profits, the accountants shall not allocate any IFS, IFS Affiliate, Buyer or Buyer Affiliate overhead to the expenses of the Company. Sellers acknowledge that IFS may allocate home office overhead to the results of operations of the Company for purposes of tax returns, financial statements or other reports delivered or published to any Government Entity or other third party, but such allocation shall not have any effect for the purposes of calculating Earnings and Consideration Shares owing and payable to Seller under Subsections 3(b) and 3(c) of this Agreement.

               (iii) Net Profits Allowance. There shall be subtracted from pre-tax profits a net profits allowance equal to twenty percent (20%) of pre-tax profits. The net profits allowance may be varied by mutual agreement which must be in writing and signed by representatives of both Buyer and Sellers.

               (iv) Inter-Company Work. For work done by the Company for IFS, the Buyer or any subsidiary or Affiliate of either IFS or the Buyer, the pricing is to be based upon the Company's list prices, less a discount of twenty-five percent (25%) which equates to approximately the weighted Company cost for the provision of the resource plus ten percent (10%).

          e. Formula For Consideration Shares. In calculating the number of Consideration Shares to be issued for each of the three (3) years, the following procedures shall be utilized:

               (i) The IFS accountants shall verify the Earnings of the "Company for the relevant year, using the procedures and adjustments set forth in subsection 3.1(d) above.

               (ii) The IFS accountants shall determine the dollar amount equal to the Earnings so computed. The Exchange Rate between the United States Dollar (USD) and UK Sterling ((pound)) used in calculations under this Agreement will be the prevailing rate as at the 31st December in each calendar year of this Agreement. If this Exchange Rate during the last 30 days prior to it use is more than twenty percent (20%) above or below the average Exchange Rate for the previous 12 month period then the Exchange Rate will be calculated as the average Exchange Rate for the previous 12 months.

               (iii) (A) In the case of the Buy-out Shares, the amount so determined shall be paid via issuance of additional shares of IFS common stock, with the stock to be valued as provided in subsection 3.1(f), below.

                       (B) In the case of the Earn-out Shares, the Earnings as
                    determined above shall be reduced to fifty percent (50%), and the resulting amount shall be paid via issuance of additional shares of IFS common stock, with the stock to be valued as provided in subsection 3.1(f) below.

          f. Method of Valuing IFS Stock.

               (i) General Provisions. The value of IFS shares shall be determined by computing the mean or average price of IFS common stock for the thirty (30) last trading days occurring in any calendar year for which a computation is required. All prices used for making the calculations shall be closing prices, and if no closing price is reported, the reported final "asked" prices. Notwithstanding the foregoing-

                    (A) If (i)  the  reported  prices  for  transactions  in IFS shares during the last 30 trading days of any calendar year are more than twenty percent (20%) below the average prices for the full calendar year , and (ii) during such 30 days, there has occurred a general decline in the NASDAQ stock market of more than ten percent (10%), then the IFS shares shall be valued at the average price for all trading days during such calendar year, with each trading day to have an equal basis (i.e., such share valuation not to be made on a volume-weighted basis), and

                    (B) If (i)  the  reported  prices  for  transactions  in IFS shares during the last 30 trading days of any calendar year are more than twenty percent (20%) above the average prices for the full calendar year , and (ii) during such 30 days, there has occurred a general increase in the NASDAQ stock market of more than ten percent (10%), then the IFS shares shall be valued at the average price for all trading days during such calendar year, with each trading day to have an equal basis (i.e., such share valuation not to be made on a volume-weighted basis).

               (ii) "Floor" on Consideration Share Prices. Notwithstanding the valuation provisions set forth in this subsection 3.1f, the parties mutually agree that in no event shall any Consideration Shares be valued at less than Three and 25/100 Dollars ($3.25) per share, based on the stock structure at Closing. The parties fully understand that the actual price may be below the minimum set forth above, but they have agreed to place a lower limit or "floor" on IFS' stock price for purposes of valuing all Consideration Shares to be paid pursuant to this Agreement.

          g. Limits on Amounts Paid to Sellers.

               (i) Soft Cap. Subject only to clause (ii) below, the total dollar value of all IFS' Consideration Shares to be issued to and received by Sellers under subsection 3.1(b) and 3.1(c) shall not exceed the sum of One Million, Two Hundred Thousand Dollars ($1,200,000). The total dollar value shall be calculated based on the value of the shares at the end of each relevant year.

               (ii) Changes to Formula. Once the value of the Consideration Shares distributed to Sellers under subsection 3.1(b) and 3.1(c) exceed $ 1,200,000, then additional IFS shares may be issued thereafter, but such shares may be issued only as Earn-out Shares under subsection 3.1(c), and in making the computations set forth therein, the references in clause (iii)(B) of subsection 3.1(e) to fifty percent (50%) shall be changed to thirty percent (30%) , such that any IFS shares to be issued in excess of the cap shall be based upon 30% of the Earnings for the relevant time period. The total dollar value shall be calculated based on the value of the shares at the end of each relevant year.

          h. Procedures for Issuance of Additional Shares. Any additional Consideration Shares to be issued pursuant to subsections 3.1b and 3.1c shall be issued in accordance with the procedures set forth below:

               (i) After the conclusion of each of the calendar years 2000, 2001 and 2002, and within thirty (30) days after the Company's independent certified public accountants having delivered to Buyer the year-end financial statements for the Company, and in any event within 90 days of the 31st December in each of the calendar years 2000, 2001 and 2002, Buyer will verify the amount of Earnings for such calendar periods and will further calculate the number of shares that Buyer proposes to issue with respect thereto.

               (ii) Buyer will transmit to Sellers a written report either agreeing to the Earnings or providing Buyer alternative calculated Earnings.

               (iii) Seller shall have a period of sixty (60) days to review the calculations and to send notice to Buyer of their agreement or disagreement with such calculations. Each Seller may act independently for purposes of this provision and the agreement of any one or more Sellers shall not bind any other Seller. If Sellers are in agreement with the calculations reported by Buyer, then they shall so notify Buyer and the shares shall be issued within twenty (20) days thereafter.

               (iv) If any of the Sellers disagrees, the dispute regarding the calculation of Earnings and/or the dispute with respect to the valuation of the IFS Shares shall be referred to binding arbitration to an independent certified public accountant mutually agreeable to the Buyer and the Seller(s) who raised the dispute. If the parties are unable to agree on the selection of a single accountant, each party shall choose one independent accountant and the two so chosen shall select a third. The decision of the accountant (or if three accountants are used, the decision of a majority) shall be binding and conclusive upon both parties in the absence of manifest arithmetical error, undisclosed relationship to a party or other proven fraud.

               (v) In the event that the Company is merged into Buyer or IFS, or otherwise made part of any internal reorganization or recapitalization, the Buyer agrees that it will nevertheless calculate the Consideration Shares based upon the results of operation of the Company for the periods in question, and Buyer agrees to cause separate records to be kept showing the results of operation of the Company during the three year period following the closing.

3.2 Transaction Taxes. Subject to Buyer receiving and accepting written opinion of the value of the documentary stamp from the Seller prior to Closing, Buyer shall pay any documentary stamp or other transfer taxes due upon or with respect to the sale of the Shares to Buyer pursuant to this Agreement, excluding taxes levied upon Sellers' gross or net income or capital gains.

3.3  Taxes Upon Operations.

          a. Except as provided in subsection 3.3(b), below, the Sellers will cause the Company to pay when due all Taxes (as defined in subsection 4.12(a)) including Taxes based upon sales, income or value-added amounts, accruing with respect to the operation of the Company prior to the Closing, and the Sellers agree to indemnify Buyer from any liability Buyer may incur with respect to the failure to pay such Taxes.

          b. With respect to income and/or value-added taxes for calendar year 1999, the total taxes shall be determined, and paid, when due, in a timely fashion by the Company.

3.4 Calendar Year 1999 Results. Sellers covenant that the Company will be profitable(i.e., it will have positive after-UK tax net income) for the twelve months of calendar year 1999. If the Company's income statement (profit and loss) for calendar year 1999 shows a net loss, then the Sellers shall (prorata as among them) refund to the Company an amount equal to the amount of the net after-tax loss plus One Dollar ($1.00). Such refund shall be made in cash within 30 days after the calendar year 1999 results are available. Between the Closing Date and December 31, 1999 the accountants shall not allocate any IFS, Buyer or Affiliate overhead to the expenses of the Company.

3.5 Right of Offset. Buyer and IFS may offset, against their obligation to issue IFS stock as consideration for acquisition of the Shares, any amounts due and owing by Sellers by reason of any material breach of any warranty, representation or covenant made by one or more of the Sellers in this Agreement. Refer to subsection 6.6 for time limits on such claims. Nothing contained in this paragraph shall be construed as limiting the Buyer's rights under Article 6 hereof to the above-mentioned rights of offset, and nothing in this clause shall entitle the Buyer to cancel or rescind any shares of IFS previously issued to Sellers.

                                    ARTICLE 4

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Sellers each severally warrant and represent to Buyer, and covenant with Buyer (subject to matters set forth in the disclosure schedules referenced in certain subsections of this Article 4) as follows:

4.1 Corporate Status and Powers. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom, and has the corporate power necessary to own the Assets and to carry on its business as presently conducted by it and to enter into and perform this Agreement and the transactions contemplated hereunder.

4.2 Due Authorization of this Agreement. The Company has taken all requisite corporate action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent or approval by any third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. More specifically, but without limiting the generality of the foregoing, the execution of this Agreement and the performance of its terms has been authorized by the Company's board of directors and by unanimous vote of all of the Sellers.

4.3 Good Title. The Company is the sole owner of, and has good and marketable title to, all of the Assets reflected on the Closing Balance Sheet. As of the Closing Date, all of such Assets will be free and clear of all liabilities, liens and encumbrances, except those specifically identified on the Closing Balance Sheet.

4.4 No Conflicts. The execution and delivery of this Agreement by the Company and the Sellers does not, and the consummation of the transactions contemplated hereby and compliance with terms hereof by the Company and the Sellers will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind ("Lien") upon any of the Assets of the Company under any provision of
     (i) the Certificate of Incorporation or Memorandum & Articles of Association of the Company, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, Contract or arrangement to which the Company is a party or by which any of its Assets are bound or (iii) any Order or Law applicable to the Company or its Assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company and/or its subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby (a "Company Material Adverse Effect").

4.5  Existing Contracts.

     The Company has entered into no contract, consulting services agreement, lease or other agreement or binding promise (a "Contract") whether oral or written, relating to the operation of the Company or the use of its Assets, except: (i) Contracts which have expired or which have been fully performed by the Company before the date of this Agreement, and (ii) executory Contracts (i.e., those Contracts under which the Company has remaining obligations of payment or performance), all of which are identified in
     Schedule 4.5. Schedule 4.5 will be amended and updated as of the Closing Date.

     To the best knowledge of the Sellers, the Company has not breached or violated any of the Contracts listed on Schedule 4.5, and has not received notice of any breach or violation of any Contract which was fully performed by the Company prior to the date of this Agreement. All Contracts listed on the updated Schedule 4.5 will be valid, enforceable and in full force and effect as of the Closing Date.

4.6 Government Consents. To the best knowledge of the Sellers, there are no filings with, notices to, consents, authorizations, licenses, permits, registrations and approvals of, and exemptions and other actions by, any Governmental Entity required in connection with the execution, delivery or performance of this Agreement by the Sellers or the Company.

4.7 Capital Stock of the Company and the Subsidiaries. The authorized capital stock of the Company consists of One Hundred Thousand (100,000) ordinary shares of One Pound Each (1 Pound Sterling par value), three (3) of which have been issued and which are owned beneficially and of record as follows:

                  David Cole -      One (1) Share
                  Geoffrey Down -   One (1) Share
                  Geoffrey Durham - One (1) Share

     All of such issued stock, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. There are no other shares of capital stock or other equity securities of the Company outstanding. The Shares have not been issued in violation of, and none of the Shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any applicable Law, the Certificate of Incorporation or Memorandum and Articles of Association of the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any of the Sellers or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

4.8 Financial Statements. The Company has delivered to Buyer certain financial statements, including accountant-prepared statements for the year ended 12/31/98, and other internally generated financial statements, copies of which are annexed to this Agreement as Exhibit "A". At the Closing, the Sellers shall deliver to Buyer an unaudited balance sheet of the Company as of October 31, 1999 prepared by the Company (the "Closing Balance Sheet"). The Closing Balance Sheet shall be attached to this Agreement as Exhibit "B", and is hereby incorporated herein by reference. The Closing Balance Sheet and the other financial statements given to Buyer are hereinafter called the "Financial Statements". All Financial Statements delivered to Buyer are and will be complete and correct in all material respects, are in accordance with all books, records and accounts of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present the financial condition of the Company as of the respective dates thereof and the results of its operations for the respective periods covered thereby.

     The Closing Balance Sheet will be complete and correct in all material respects, will be in accordance with all books, records and accounts of the Company and will be prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the Company as of October 31, 1999.

     In the event that there are any material changes to the Company's Balance Sheet between October 31, 1999 and the Closing Date, the Seller shall prepare and attach to this Agreement a Schedule 4.8, which shall itemize any such changes, in reasonable detail.

4.9 Liabilities. As of the Closing Date, the Company had no liabilities of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, except: (i) liabilities disclosed in the Closing Balance Sheet, and (ii) obligations for future performance under the Contracts as listed on Schedule 4.5.

4.10 Receivables. The Company's Receivables as listed in the Closing Balance Sheet represent bona fide indebtedness arising out of the ordinary course of business and to the best knowledge and belief of the Sellers will be collectible within any reserves or allowances shown on the Closing Balance Sheet. At the Closing, the Sellers will furnish Buyer with a detailed list of Receivables, duly aged, in accordance with the Company's past practices.

4.11 Employment Matters. There are no contracts of employment between the Company and any particular employee of the Company whether oral or written, which cannot be terminated by the Company at will, subject to any rights such employees may have under UK law and such contract. Sellers shall identify on Schedule 4.11 any contracts which provide for any severance or other amount payable upon termination. The directors will waive any rights concerning employment that they may have under English law at the Closing.

4.12 Taxes.

          (a) For purposes of this Agreement, the following definitions shall apply:

               (i) The terms "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any domestic or foreign Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profit taxes, value-added taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, environmental taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in clause (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
          (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another Person.

               (ii) The terms "Return" or "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to withholding and other payments to third parties.

          (b) Except as set forth in Schedule 4.12 (i) all Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis (giving account to any extensions obtained) and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any completed tax fiscal year prior to the date of this Agreement, (iii) the Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the Assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Company's liability for unpaid Taxes (whether actual or contingent) for all periods through the Closing Date does not, in the aggregate, exceed the accruals for Taxes reflected on the Closing Balance Sheet, (vi) each of the Financial Statements properly accrues all liabilities for Taxes payable after the date of such Financial Statement attributable to transactions and events occurring prior to such date, in accordance with generally accepted accounting principles, and (vii) all Taxes arising in or attributable to the period from January 1, 1999 until the Closing Date will be paid for by Company.

          (c) The Company has made or will make available to Buyer true, correct and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company relating to Taxes under which the Company has any remaining liability or obligation, and (ii) all income or value-added tax Returns and sales and use tax Returns for or including the Company for the periods ending on and after December 31, 1997 and 1998. The Company does not derive income from any country which is taxable by such country, other than countries for which Returns have been duly filed and made available to Buyer.

          (d) The Returns of or including the Company for the years ending on or after December 31, 1997 and 1998 have not been audited by a government or taxing authority, nor is any such audit in process, pending or, to the knowledge of the Company, threatened, (ii) no deficiencies exist or have been asserted (either in writing or verbally) or are expected to be asserted, with respect to Taxes of the Company, and the Company has not received any notice (either in writing or verbally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) the Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally) against the Company, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company.

4.13 Equity Interests. The Company has three (3) subsidiaries, being (i) Card Insight Ltd., (ii) Training InsightLtd., and (iii) Resource Insight Ltd., all of which are corporations organized and existing under the laws of the United Kingdom. Except as set forth in Schedule 4.13, the Company does not directly or indirectly own any capital stock or other equity interests in any other corporation, limited liability company or other entity which limits the liability of its owners, and the Company is not a member of or participant in any partnership, joint venture or similar entity.

4.14 Condition of Assets. All equipment included within the Assets listed on the Closing Balance Sheet are in reasonably good repair and operating condition, are suitable for the operations for which they are being used by the Company, and will be in good working order as of the Closing Date.

4.15 Absence of Changes. Since December 31, 1998 there has not been; and during the period (if any) between the date this Agreement is signed and the Closing Date there will not be:

               (i) Any change in the business , results of operations, earnings, backlog, prospects, properties, Assets, liabilities or condition, financial or otherwise, of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse.

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially affecting the Company or the Assets.

               (iii) Except in the ordinary course of business for full and fair value received, any sale, assignment, transfer or other disposition of any tangible or intangible Asset.

               (iv) Any amendment, termination or waiver of any governmental permit or permission or of any right relating to the Company under any contract or agreement, except matters occurring in the ordinary course of business, none which will be materially adverse to the Company or its business.

               (v) Any material adverse change in the Company's business.

               (vi) Any change in the accounting practices, procedures or methods of the Company.

4.16 Compliance with Laws. Insofar as the Sellers are aware, the Company is not in violation of any statute, ordinance, rule, regulation, or case law authority ("Law") or any judgment, decree or order ("Order") affecting the Company or the Assets and promulgated by any Governmental Entity violation of which may have a Material Adverse Effect on the financial condition or the results of operations of the Company. The Company has not received any notice of an alleged violation of any Law or Order affecting the Company or the Assets which has not been timely cured. Any such notice received after the date of this Agreement will be cured as of the Closing Date. There is no Order outstanding and affecting the Company or the Assets that requires or will require a material change in the manner of conducting the Company's business or materially increase expenditures by or on behalf of the Company.

4.17 Litigation and Claims.

          a. In General. Except as disclosed in Schedule 4.17 hereof there is no legal action, claim or controversy, or governmental proceeding or investigation pending or, to the knowledge of Sellers, threatened against the Company or involving any of the Assets that: (i) as to cases seeking money damages, individually involves a demand for damages greater than the Company's existing insurance coverages or in the aggregate involve demands for damages greater than the Company's existing insurance coverages; (ii) seeks declaratory, injunctive or other non-monetary relief; or (iii) questions the validity of this Agreement or seeks to prohibit or enjoin or otherwise challenge the transaction contemplated hereby.

          b. Errors and Omissions. Sellers further warrant and represent that neither Sellers nor the Company have received any notice that the Company has incurred any liability to clients, customers or other persons for errors or omissions (i.e. malpractice) in connection with consulting work done prior to the Closing Date, and that, to the best of Sellers' knowledge, no state of facts exist which would give rise to such a claim. Neither the Sellers nor the Company have received any written or oral notification from any customer, client or other person ( or anyone representing a customer, client or other person) which could or might lead to a claim against the Company for alleged errors and omissions in connection with the performance of consulting work.

4.18 Benefit Plans. The Company is not a party to or bound by any collective bargaining agreements, union contracts, labor agreements, conciliation agreements or contracts with any labor union or other representative of employees, nor any pension, profit-sharing, bonus, commission, retirement, stock option, other employee benefit or welfare plans or other similar plans or arrangements.

4.19 Intellectual Property. The Company does not own or license the use of any patents in the conduct of its business. The Company owns (or possesses adequate licenses or other rights to use without payment of royalties) all copyrights, trademarks, trade names, service marks, processes, designs, computer software, inventions, trade secrets, know-how, technology and the like necessary to carry on the Company's business. Schedule 4.19 is a list and brief description (including, if applicable, date of application, filing or registration and registration or application number) of all of the Intellectual Property. The Company has not infringed and is not infringing, and has not engaged and is not engaging in the unauthorized use or misappropriation of, any patent, patent application, copyright, trademark, service mark, trade name, process, design, computer software, invention, trade secret, know-how or technology owned by or belonging to any third party. There are no actual or, to the Sellers' knowledge, threatened claims against the Company relating to the Company's ownership or use of any Intellectual Property.

4.20 Disclosure.  In  connection  with the  negotiation  and  execution  of this
     Agreement, neither the Company, the Sellers nor any of their representatives have made any untrue statement of material fact, nor have they omitted to state any material fact, if known to the Sellers at the date hereof necessary to make any of their statements not misleading. To the best knowledge of the Sellers after diligent inquiry, none of the information included in this Agreement (including the Exhibits hereto) or any other written document furnished or to be furnished by the Company or Sellers pursuant to this Agreement is false or misleading in any material respect or omits to state a fact necessary in order to make any of the statements therein not misleading in any material respect. To the best knowledge of the Sellers after diligent inquiry, there is no fact that has a material adverse effect or in the future might reasonably be expected to have a material adverse effect with respect to the Assets, properties, business, profits or financial condition of the Company in any respect that has not been set forth or referred to in this Agreement (including the Exhibits and Schedules hereto).

                                    ARTICLE 5

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to, and covenants and agrees with Sellers as follows:

5.1 Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, is duly qualified and has the corporate power to enter into and perform its obligations under this Agreement and the transactions contemplated hereunder.

5.2 IFS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and has the corporate power to issue the IFS shares to be delivered to Sellers under this Agreement.

5.3 Buyer has taken all requisite corporate action to authorize and approve the execution and performance of this Agreement and the consummation of the transactions contemplated hereunder, and this Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. No consent or approval by any third party is required in connection with the execution and delivery by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby.

5.4 The making of this Agreement by Buyer does not violate the terms of any other agreement to which Buyer is a party, nor does it violate the provisions of any court judgment or order, arbitration award or other order or process of any governmental agency.

5.5 Buyer covenants to use its best endeavors to assist Company to sell the Company's products and services and develop the business of the Company. Further, Buyer covenants that Buyer will pass relevant introductions to Company as to persons who may need services of the type in which the Company specializes. During the three year period following the Closing, neither the Buyer nor IFS shall (directly or indirectly through any subsidiary or Affiliate) conduct a consulting practice except through the Company.

                                    ARTICLE 6

             SURVIVAL OF WARRANTIES; CLAIMS: RISK OF LOSS; INDEMNITY

6.1 Warranties to Continue Effective. All of the representations and warranties made by or on behalf of the Company and the Sellers, as well as those made by the Buyer herein, are intended to be made not only as of the date of execution of this Agreement, but also as of the Closing Date. All parties to this Agreement shall take all such action as may be required to ensure that such representations and warranties remain true and complete as of the Closing Date, and each party shall deliver at Closing a written certificate sworn to by such party, such certificates to state that the representations and warranties of such party, made in this Agreement, are then true and continue in full force and effect.

6.2 Warranties to Survive Closing. All of the obligations, representations and warranties made by the Company and the Sellers, as well as those made by the Buyer in this Agreement shall survive the Closing and any investigation made by or on behalf of either party, and shall not merge in the execution and delivery of the shares and the stock powers (assignments of stock) and any other documents of transfer. Refer to Section 6.6 hereof for express limitation periods on claims made for breach of warranties or representations after the Closing.

6.3 Sellers' Indemnification. The Sellers hereby jointly and severally indemnify and agree to defend and hold Buyer and Buyer's successors and assigns free and harmless from and against any and all liabilities, losses, damages and expenses suffered as a result of:

               (i) Any failure by the Company to pay any Taxes due with respect to operation of the Company's business prior to the Closing Date.

               (ii) Any material breach or nonfulfillment by the Company or any of Sellers of any of the covenants, terms and conditions of this Agreement to be performed or observed by the Company or any Seller, or as a result of material inaccuracy or nonfulfillment of any warranty or representation made by the Company and/or any Seller herein.

6.4 Buyer's Indemnification. Buyer hereby indemnifies and agrees to defend and hold Sellers free and harmless from and against losses, expenses and damages suffered by Sellers as a result of:

               (i) Any failure by the Company to pay any Taxes due with respect to operation of the Company's business after to the Closing Date, provided such failure was not due to any act or omission to act on the part of the Sellers or any of them.

               (ii) Any material breach or nonfulfillment by the Buyer of any of the covenants, terms and conditions of this Agreement to be performed or observed by the Buyer, or as a result of material inaccuracy or nonfulfillment of any warranty or representation made by the Company.

6.5  Procedures.   With   respect  to  claims  for  which   either  party  seeks
     indemnification, the following provisions shall apply:

          a. The indemnified party shall give written notice of any claim it may have under the foregoing indemnities within a reasonable time after learning of such claim, and the indemnifying party shall undertake the defense, of any such matter. The indemnified party shall have the right to participate in such defense at its own expense.

          b. Except as provided in subsection (c) below, a settlement may only be made with the consent of both Buyer and the Sellers.

          c. Either party shall have the right, without obtaining the other party's consent, to compromise and settle any such claim, provided such party does so at its own cost and expense on the basis that such compromise or settlement waives the right to indemnity from the other party, and further provided that such settlement does not involve any covenant, agreement or restriction which would adversely impact continuation of the Company's business by the Buyer after the settlement.

          d. In the event any claim should become actually enforceable against a party by reason of a final judgment, award or assessment (or settlement made with both parties' written consent), the indemnifying party shall pay the same within ninety (90) days of the date it becomes enforceable.

6.6  Limitations on Indemnity Obligations.

          (a) Time Limits. Neither Buyer nor Sellers shall be liable for any claim for indemnity unless (i) the party sought to be made liable has received written Notice from the party seeking indemnification (the "aggrieved party") identifying its claim in reasonable detail, and, if practical, the aggrieved party's estimate of the amount involved, not later than three (3) years from the Closing Date, and (ii) unless such claim is earlier settled, the aggrieved party has commenced legal proceedings within three (3) years after the Closing Date.

          (b) Thresholds. Neither Buyer nor Sellers shall be liable with respect to any individual claim unless the amount of such claim exceeds (pound) 5000 or, when aggregated with all other claims made on the same occasion or previously exceeds (pound) 10,000, in which case the party liable for indemnification shall be liable for the whole amount, and not simply the excess.

          (c) Maximum Dollar Limits. No individual Seller shall be liable for an amount in excess of the total value of the consideration paid and payable to such Seller as consideration for purchase of his Shares under this Agreement. In calculating the amount of such limit, the Consideration Shares of stock in IFS shall be valued in the manner provided in subsection 3.1(g) (i.e., as of the end of each relevant year). The parties mutually acknowledge that it may not be possible to calculate the maximum limit of liability until after completion of the three year period following the Closing. The obligations of each Seller under this Article 6 shall be several and not joint and several, so that no Seller shall be required to pay an amount in excess of the value of the Consideration Shares paid and payable to such Seller. Buyer shall likewise not be liable to indemnify Sellers for any amount in excess of the total value of the consideration due Sellers for purchase of their Shares under this Agreement.

          (d) Disclosed Claims.Sellers shall not be liable for any claim(s) to the extent that such claims (or the nature of any potential claims) were specifically disclosed on the Closing Balance Sheet or in the disclosure schedules attached hereto, unless the amount of such claim(s) exceed the reserves for such claims on the Closing Balance Sheet, in which case the Sellers shall be liable only for such excess.

          (e) Other Limits on Sellers' Liability.Sellers shall not be liable to the extent that any claim by Buyer is attributable to or arises as a result of:

               (i) any voluntary act or omission of Buyer or its successors after the Closing outside the ordinary course of business and other than pursuant to a legally binding obligation entered into by the Company before Closing; or

               (ii) the retrospective imposition of any tax or increase in the rate of any tax, or by a change in law occurring after the Closing, or the withdrawal after Closing of any published concession or general practice previously made by a tax authority.

          (f)  Other  Limits.   Neither  Buyer  nor  Sellers  shall  be  liable:

               (i) to the extent that the aggrieved party is reimbursed against any loss or damage suffered by it under the terms of any insurance policy;

               (ii) for liabilities that are contingent or future or unascertainable, in which case such party shall not be liable to recompense the aggrieved party until such time as the aggrieved party shall have actually suffered the loss or incurred the liability in question in a measurable amount (but this provision shall not prevent an aggrieved party from giving written Notice of claim or commencing legal proceedings on a timely basis as contemplated in subsection 6.6(a) above;

               (iii) to reimburse an aggrieved party more than once in respect of any one claim.

          (g) Neither the Sellers nor the Company shall be liable for any work undertaken by the Company for the Buyer or IFS prior to the closing.


                                    ARTICLE 7

                  FURTHER AGREEMENTS OF THE COMPANY AND SELLERS

         Sellers hereby jointly and severally covenant to and agree with Buyer as follows:

7.1 Buyer's Investigations. Buyer, at its expense, may make such evaluations, inspections and other due diligence investigations with respect to the Company's business and the Assets as Buyer may desire provided that such evaluations, inspections and investigations shall not unreasonably interfere with the operations of the Company's business. Sellers shall make available to all authorized representatives of Buyer, free and full access, during normal business hours and upon reasonable notice, to the offices, properties and Business Records of every kind, including, without limitation, the Company's monthly balance sheets and income and operating statements, and Sellers will furnish Buyer with all additional financial and operating data and other information as to its business and properties that is from time to time reasonably requested. Sellers shall authorize and direct the Company's independent auditors to make available to Buyer any information, including access to work papers, requested by Buyer. Buyer shall keep all information it obtains as a result of such access confidential and shall only use the same for the purposes of effectuating the transactions contemplated by this Agreement. This confidentiality provision is in addition to, and does not alter or terminate any separate agreement imposing confidentiality/non-disclosure obligations upon Buyer and Buyer's agents and Affiliates in connection with this transaction.

7.2  Operations Prior to Closing.

          a. After the date of this Agreement and prior to the Closing Date, Sellers shall conduct the Company's business substantially as it has been conducted prior to the date of this Agreement. Sellers shall use its best efforts to preserve existing relations with the Company's employees, subcontractors, subconsultants and customers. Sellers shall promptly notify Buyer of any material matter affecting the Assets or the Company's business that arises from the date of this Agreement to the Closing Date.

          b. The Company has not, since 12/31/98, and will not, after the date this Agreement is signed and prior to the Closing Date, declare or pay any dividend or make any distribution on any of its Shares or purchase, redeem, or otherwise acquire or retire for value any of its Shares.

7.3 Obtaining Consents and Approvals. Sellers shall use reasonable and diligent efforts to obtain any governmental and third party consents and approvals necessary to complete the transactions contemplated by this Agreement.

7.4 Truth of Representations. From the date hereof until the Closing Date, Sellers shall, except as Buyer otherwise consents in writing, use their best efforts to cause all representations and warranties made by the Company and/or Sellers in this Agreement to be true and correct on and as of the Closing Date. Sellers shall notify Buyer promptly if any such representation or warranty ceases to be true and correct.

7.5 Repairs. Sellers shall cause the Company to keep the Assets in reasonably good repair and sound condition, normal use, wear and tear excepted until the Closing Date, or the earlier termination of this Agreement.

7.6 Continued Compliance. The Sellers will use their best efforts to cause the Company to conducts its business up until the Closing Date in accordance with all applicable Laws and Orders promulgated by any Governmental Entity having jurisdiction over the operation of the Company's business or any aspect thereof.

7.7 Normal Conduct of Business. The Sellers shall conduct the Company's business up to Closing Date in the normal and regular manner, shall not increase the rate of compensation of any employees or subconsultants without Buyer's written consent. Without making any commitment on Buyer's behalf, Sellers shall use their best efforts to keep available to the Buyer the services of the Company's present employees and to preserve the goodwill of the Company's customers, independent contractors, subconsultants and others having business relations with the Company.

7.8 Access. Sellers shall allow Buyer and Buyer's representatives full access during normal business hours to any existing Business Records.

7.9 No Violations of Agreements. Sellers shall not intentionally do, or suffer or permit to be done, any acts or things that will cause any equipment lease, any Contracts with clients, customers, independent contractors or suppliers, or any other Contracts involving the operation of the Company's business to be materially breached, and will continue to perform and/or observe all of the Company's obligations under all such Contracts, so as to preserve to Buyer the benefits thereof on and after the Closing.

7.10 Change in Fiscal Year. After the Closing, Sellers shall cause the Company to change its fiscal year to coincide with the fiscal year IFS. Accordingly, the Company shall file a tax return for the calendar year 1999 and shall file a short period return for the fiscal period from January 1, 2000 through April 30, 2000. Thereafter, the Company shall at all times maintain a fiscal year which coincides with the fiscal year of IFS. However, consideration payable to Sellers shall continue to be measured by earnings achieved during calendar years as referred to in Article 3.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

8.1 Conditions of Buyer's Obligation. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (a) Warranties Still True. Subject to any written disclosures made by the Sellers in the updated Schedules to this Agreement, the representations, the representations and warranties of the Company and/or the Sellers made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date).

          (b) Performance of Obligations. The Company and each Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

          (c) No Restraints. No Law or Order enacted, promulgated or issued by any Governmental Entity, or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

          (d) Incorporation and Memorandum and Articles of Association Certificate. The Sellers shall have delivered to the Buyer a certificate of incorporation and memorandum and articles of association with respect to the Company, issued by Company's House.

          (e) Independent Opinions. The Company shall have delivered to the Buyer an opinion of the Company's independent public accountants (or, alternatively, the separate opinions of its accountants and legal counsel), opining that (A) the Company's corporate existence and good standing are as stated in this Agreement, (B) they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, the Company, its Assets or its business, or which affects title to the Shares or the ability of Sellers to transfer such Shares free of all claims and encumbrances, or which relates to the validity and enforceability of this Agreement, or seeks to restrain the closing of the transactions envisioned by this Agreement, (C) this Agreement, and any closing certificates, other documents or instruments delivered by the Company and/or the Sellers pursuant hereto, constitute the binding, legal obligations of the Company and/or the Sellers, enforceable against them except as such enforceability may be limited by bankruptcy laws or general principles of equity; (D) they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigations pending or threatened against, or relating to, the Company, its properties or business which could result in a Company Material Adverse Effect, except as previously disclosed in the schedules to this Agreement, (E) the authorized capital stock of the Company consists of one hundred thousand (100,000) ordinary shares of One Pound Each (1 Pound Sterling par value), of which three (3) such shares are issued to and held by the Sellers as described in Section 4.7 hereof, all of which outstanding shares are validly issued, fully paid and nonassessable; (F) counsel is not aware, after due inquiry, of any existing options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to authorized or issued shares of the Company's capital stock, or any outstanding securities convertible into or exercisable for such shares, or any options, calls or commitments of any character whatsoever, with respect to the issuance or sale of any such convertible securities, and (G) each Seller is the record owner, and to the best knowledge of counsel based on diligent inquiry (including a review of the stock books and minute books of the Company), the beneficial owner of the Shares referenced in Section 4.7 hereof, has duly endorsed certificates or stock powers relating to such Shares, and is delivering good and marketable title to such Shares to the Buyer, free and clear of all Liens and claims.

          (f) Share Certificates. The Sellers will deliver certificates as set out in clause 2.4(a).

          (g) No Material Adverse Change. The updated Schedules delivered to Buyer shall not disclose any liability or obligation which (i) was not disclosed in the original Schedules delivered to Buyer upon execution of this Agreement, and (ii) was incurred without obtaining Buyer's consent or contrary to the provisions of this Agreement, and (iii) constitutes or could have a Company Material Adverse Effect.

          (h) No Litigation. No suit, investigation, action or other proceeding shall be threatened or pending before any court or other agency of any Governmental Entity that (i) specifically seeks the restraint or prohibition of, or damages or other relief in connection with, this Agreement or the consummation of the transaction contemplated by this Agreement, or (ii) seeks to restrain or limit the nature and/or scope of business being conducted by the Company, or (iii) seeks money damages from the Company for alleged malpractice, negligence, breach of contract, breach of warranty or other legal wrong committed by the Company in the performance of any work for a client or customer of the Company.

          (i) SubContractor Agreements. Buyer shall have satisfied itself that all the Sellers are willing to become and continue as subcontractors of the Company on the terms of their agreements in the form of Exhibit "C" hereof and the Buyer covenants with each of the Sellers and Vice Versa to enter into the said Agreements on closing.

          (j) Resignations.

               (i) At Closing, Sellers shall deliver the written resignations of any of the Company's officers and directors that Buyer shall specify in writing are not to remain in such capacity after the Closing. The Sellers shall remain as officers of the Company after the Closing, to serve as officers at the pleasure of the Board of Directors, their service as subcontractors to be for the terms set forth in their respective SubContractor Agreements (in the form of Exhibit "C" hereof). After the Closing and for the duration of the three year period following the Closing, the Company's Board of Directors shall be comprised of the three (3) Sellers, and up to three (3) representatives nominated by the Buyer. In the event of any deadlock concerning any vote or other action taken by the Board of Directors, the Chairman of the Board shall be entitled to cast an additional vote to break the deadlock. During the three year period following the Closing, the Chairman of the Board of Directors shall always be one of the Sellers.

               (ii) Notwithstanding the foregoing, in the event that any deadlock concerns the proposed termination of the engagement of any of the Sellers for a breach of his Consultancy Agreement with the Company, the Seller whose engagement is proposed to be terminated shall abstain from voting (although such Seller may participate in the discussion) and the determination shall be made by majority vote of the remaining directors.

               (iii) After three years have elapsed following the Closing, the Company's Board of Directors shall be elected by vote of the shareholders in accordance with the applicable provisions of English corporate law, so long as the company remains a separate corporate entity. Nothing contained in this last sentence shall be construed as requiring that the Buyer or IFS maintain the Company as an English corporation after conclusion of the three year period following the Closing, provided that neither the Buyer nor IFS may take any action which would adversely affect the Sellers' entitlement to Consideration Shares.

8.2 Conditions Precedent to the Sellers' Obligations. The obligations of Sellers to consummate the transactions contemplated hereby shall be subject, in each instance, to the fulfillment by Buyer, or written waiver by the Company, of each of the following conditions at or prior to the
     Closing:

          (a) Warranties Still True. The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, are not reasonably likely to have a materially adverse effect on the Buyer.

          (b) Performance of Obligations. Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing.

          (c) Closing Certificate. Buyer shall have delivered to Sellers a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

          (d) No Restraints. No applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

          (e) Legal Opinion. Buyer shall have delivered to Sellers the written opinion of Buyer's counsel, Harris Beach & Wilcox, LLP, opining to the effect that the Buyer's and IFS' corporate existence and good standing are as set forth in Sections 5.1 and 5.2 of this Agreement, and that they do not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigation pending or threatened against the Buyer, which seeks to enjoin the closing of the transactions envisioned by this Agreement. Such legal opinion shall be in the form of Exhibit "D" hereto.

          (f) No Litigation. No suit, investigation, action or other proceeding shall be threatened or pending before any court or governmental agency that specifically seeks the restraint or prohibition of, or the obtaining of damages or other relief in connection with, this Agreement or the consummation of the transaction contemplated by this Agreement.


                                    ARTICLE 9

                              TERMINATION; EXPENSES

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          a. By the mutual consent of Buyer and the Sellers.

          b. By Sellers, if any of the Buyer's representations or warranties contained in or made pursuant to this Agreement were not true and complete in all material respects when made or if Buyer fails to perform or comply in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Buyer.

          c. By Buyer, if any representations or warranties of the Company or the Sellers contained in or made pursuant to this Agreement were not true and complete in all material respects when made, or if the Company or any Seller fails to perform or comply in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company or such Seller.

          d. By either party if this Stock Purchase Agreement does not close by December 31, 1999.

9.2 Notice of Termination. In the event of termination of this Agreement pursuant to Section 9.1 hereof, Notice shall promptly be given by the terminating party to the other parties to this Agreement.

9.3 Expenses Upon Termination. Except in the event of any willful breach by any party hereto of its obligations under this Agreement or of any willful misrepresentations herein or hereunder by any party hereto, if this Agreement is terminated as provided in Section 9.1, neither Buyer, the Company, the Sellers nor any Affiliate of any of them shall have any liability to any of the others for costs, expenses (including without limitation, legal and accounting fees and expenses), loss of anticipated profits or otherwise; it being understood that in the event of such termination, each party shall bear its own legal and accounting and other fees, costs, losses and expenses.

                                   ARTICLE 10

                       SELLERS' INVESTMENT REPRESENTATIONS

         Sellers hereby represent and warrant to the Buyer and IFS that they are acquiring the shares of IFS common stock to be issued under section 3.1 (the "Restricted Securities") for their own account with the present intention of holding such securities for purposes of investment, and that they have no intention of selling such Restricted Securities in a public distribution in violation of the United States securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Seller and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of the such laws and any applicable rules or regulations promulgated thereunder, including without limitation, Rule 144 and (to the extent applicable, Rule 145) of the United States Securities and Exchange Commission.

         Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, 1999, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED NOVEMBER, 1999, BETWEEN A SUBSIDIARY OF IFS INTERNATIONAL, INC. (DELAWARE) AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         If the holder of the Restricted Securities delivers to IFS an opinion of legal counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, and if such opinion is acceptable in form and substance to IFS' legal counsel, then the Buyer shall cause IFS to promptly deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in this Article 10.

                                   ARTICLE 11

                               TAKE OVER SCENARIO

11.1 Change in Control at IFS. In the event of a Change in Control of IFS or Buyer, then Buyer, as soon as it is able, and in any event within sixty
     (60) days, shall issue shares of stock to Sellers as described in Section 3, up to the Sum of the Soft-Cap limit regardless of the performance of the Company.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

12.1 Confidentiality.

          a. This Agreement, the terms of the transactions contemplated hereby (including without limitation the Purchase Price), and any information heretofore or hereafter disclosed by any party hereto relating to the Assets, the Company's business, the transactions contemplated by this Agreement or otherwise concerning the business, operations, affairs or financial condition of any party hereto, shall be kept confidential, except if: (i) disclosure is required by subpoena or other legal process; (ii) such information is or hereafter becomes lawfully obtainable from other sources, (iii) such duty as to confidentiality is waived in writing by the party to whom the confidential information relates, or (iv) as to information concerning the Company, the Closing occurs.

          b. If this Agreement is terminated pursuant to Article 9, all documents, if any, of a confidential nature, and copies thereof delivered by the Company to Buyer or its Affiliates or their respective representatives or delivered by Buyer to the Company or its representatives shall be immediately returned.

          c.  The   obligations   of  the  parties  under  this  Section  as  to
     confidentiality shall survive termination or abandonment of this Agreement for 5 years.

12.2 Publicity. No press releases shall be issued, nor shall the terms of this Agreement be disclosed to third parties, other than the representatives of the parties, without the prior written consent of the Company and Buyer, unless required by law.

12.3 Brokerage. The parties agree that no broker brought about this transaction.
     Each  party  warrants  and  represents  that  his   participation  in  this
     transaction was not the result of the activities of any broker or finder.

12.4 Notices. All notices requests, demands or other communications (a "Notice") required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed properly given if either (i) delivered personally, or (ii) sent by registered or certified mail, return receipt requested, (iii) sent by telex or other facsimile transmission, if confirmed within one day by ordinary mail; or (iv) sent by Federal Express or other overnight courier service providing written evidence of delivery. Any such Notice shall be addressed to the parties at the following addresses:

TO THE BUYER:                                   TO THE COMPANY:
------------                                    --------------

IFS International, Inc.                         Global Insight Group, Ltd.
300 Jordan Road                                 1a High Street
Rensselaer Technology Park                      Epsom, Surrey KT19 8DA
Troy, New York  12180                           United Kingdom
Attn:  David Hodge, CEO



with copy to:                                   TO THE SELLERS:
------------                                    --------------

Harris Beach & Wilcox, LLP                      David Stanley Cole
20 Corporate Woods Boulevard                    c/o Global Insight Group, Ltd.
Albany, New York  12208                         1a High Street
Attn:  Roland M. Cavalier                       Epsom, Surrey KT19 8DA
                                                United Kingdom

                                                Geoffrey Alan Down
                                                As for David Stanley Cole above

                                                Geoffrey Lennox Durham
                                                As for David Stanley Cole above

                                                With copy to:
                                                Cheyney Goulding Solicitors
                                                34/36 Chertsey Street
                                                Guildford, Surrey GUI 4HD
                                                United Kingdom
                                                Attn: J C Goulding



         Any party may change address for receipt of Notice by Notice given to all other parties.

12.6 Further Assurances. Each party agrees that subsequent to the Closing, at the request of any other party, such party will execute and deliver, or cause to be executed and delivered, such further instruments of transfer and conveyance, and take such other action as may be necessary to carry out the transfer of the Shares and the consummation of the transactions contemplated by this Agreement.

12.7 Expenses. Except to the extent any item of expense is otherwise expressly provided for in this Agreement, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including without limitation all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated.

12.8 Modification or Waiver.

          a. Modification. This Agreement may not be changed, modified or rescinded orally. Any change, modification or rescission need be in writing and signed by all parties.

          b. Waiver. Any waiver of the provisions of this Agreement shall not be effective unless made in a writing signed by the person against whom the enforcement of any such waiver is sought. A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to further acts or omissions, regardless of whether they be of the same or similar nature.

12.9 Force Majeure. No party shall be liable for any failure of or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, acts of a public enemy, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, explosions, damage to its plants, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), acts of any governmental body (whether civil or military, foreign or domestic) delay of third parties or governmental bodies to grant or deliver any licenses, permits or consents (collectively referred to herein as "Force Majeure"), nor shall any such failure or delay give the other party the right to terminate this Agreement. Each party shall use its best efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event.

12.10Third Party Beneficiaries This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

12.11Assignment; Binding Effect; Benefits. Buyer may assign its rights under this Agreement to any Affiliate of Buyer. Such assignment shall not relieve Buyer of its obligations under this Agreement. Except for the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder shall be assignable by any party to this Agreement without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

12.12 Interpretation and Miscellaneous Terms.

          a. Entire Agreement. This Agreement and all Exhibits and Schedules attached hereto or incorporated by reference, collectively contain the entire agreement and understanding of the parties concerning sale of the Shares. There are no other understandings, terms, or conditions, oral or written, and neither party has relied upon any representation, whether oral or written, express or implied, not contained herein. All prior understandings, terms, conditions, or agreements are deemed superseded and/or merged in this Agreement.

          b. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their respective heirs, personal representatives, successors (by merger, consolidation or otherwise) and any permitted assigns.

          c. Severability. If any parts of this Agreement are found to be void or unenforceable, the remaining provisions of the Agreement shall nevertheless be binding with the same effect as though the void parts were deleted, unless to do so would deprive a party of substantially the entire benefit of his bargain.

          d. Resolution of Disputes. All disputes arising under this Agreement, including, without limitation, disputes related to meaning or interpretation of any provision of this Agreement (except disputes under Subsection 3.1(h)(iv)) shall be subject to binding arbitration, to be conducted in accordance with the then-prevailing rules of the American Arbitration Association. The arbitration proceeding shall be held in London, England, unless the parties mutually agree to another location. Disputes under Subsection 3.1(h)(iv) shall be determined by reference to independent accountants, as provided in such subsection.

     Nothing contained herein shall be construed as a waiver or modification of any party's rights to seek enforcement of any arbitration award by resort to the courts or other Government Agency having jurisdiction over the party against whom enforcement is sought. Without limiting the generality of the foregoing, the party receiving an award may seek to confirm such award or convert it into a judgment in accordance with applicable Laws.

          e. Governing Law. This Agreement shall be governed by the substantive laws of the State of New York, without giving effect to the conflicts of laws principles of such state. All parties hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York, of any federal court located in such State and of the courts of the United Kingdom in connection with any action or proceeding to confirm and/or enforce any arbitration award.

          f. Grammatical Usage. In construing this Agreement, feminine pronouns shall be substituted for those masculine in form (and vice versa), and plural terms shall be substituted for singular and singular for plural, in any place or situation where the context so requires.

          g. Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are deemed to be a part hereof, and are incorporated by reference, regardless of whether the same are actually attached hereto at or after execution. All disclosure Schedules referenced in Article 4 shall be updated as of the Closing Date.

          h. Captions. The captions to this Agreement are inserted only for purposes of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

          i. Counterparts. This Agreement may be executed in several counterparts. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the others. Alternatively, any number of counterparts which, collectively, are signed by all parties and which are otherwise substantially identical in their terms, may be introduced to establish the parties' agreement.

          j. Facsimile Signatures. The parties agree that any one or more of them may execute a photocopy or facsimile copy of this Agreement and may transmit such signature via facsimile, and that such signature shall have the same effect for all purposes as a manually signed original.



          [The balance of this page is left intentionally blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement.

THE COMPANY:                                    BUYER:
-----------                                     -----

GLOBAL INSIGHT GROUP, LTD.                      IFS INTERNATIONAL, INC.

                                                (a New York corporation)

By:                                             By:____________________________
   ----------------------------------
David Stanley Cole                              Simon Theobald
                                                Executive Vice President

----------------------------
Geoffrey Alan Down

----------------------------
Geoffrey Lennox Durham

         IFS International, Inc. (the Delaware parent company) also signs this Agreement, solely for purposes of agreeing to issue the Shares of the parent company common stock to be issued pursuant to subsections 3.1(a), (b) and (c) of this Agreement.

IFS INTERNATIONAL, INC.

(a Delaware Corporation)

By:_________________________
         David L. Hodge, CEO

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A               Historical Financials

Exhibit B               Closing Balance Sheet

Exhibit C               Form of Consultancy Agreement for Sellers

Exhibit D               Buyers' Counsel's Legal Opinion

Schedule 4.5            Existing Contracts

Schedule 4.8            Material Changes to October 31, 1999 Balance Sheet

Schedule 4.11 Employee Contracts which provide severance or other post-employment benefits.

Schedule 4.12           Tax Matters [if applicable]

Schedule 4.13           Subsidiaries & Other Equity Interests [if applicable]

Schedule 4.17           Pending and Threatened Litigation & Claims

Schedule 4.19           List of Copyrights, Trademarks & Other Intellectual
                        Property

Schedule 4.20           Disclosures Against Warranties and Indemnities



Exhibit A               Historical Financials


Exhibit B               Closing Balance Sheet


Exhibit C               Form of Consultancy Agreement for Sellers


Exhibit D               Buyers' Counsel's Legal Opinion


Schedule 4.5            Existing Contracts


Schedule 4.8            Material Changes to October 31, 1999 Balance Sheet


Schedule 4.11 Employee Contracts which provide severance or other post-employment benefits.


Schedule 4.12           Tax Matters [if applicable]


Schedule 4.13           Subsidiaries & Other Equity Interests [if applicable]


Schedule 4.17           Pending and Threatened Litigation & Claims


Schedule 4.19           List of Copyrights, Trademarks & Other Intellectual
                        Property


Schedule 4.20           Disclosures Against Warranties and Indemnities